Exhibit 99.1

COINSTAR, INC. ANNOUNCES 2009 FOURTH QUARTER AND FULL YEAR RESULTS

2009 Revenue Tops $1.1 Billion, Increasing 50% Year Over Year

BELLEVUE, Wash.—February 11, 2010—Coinstar, Inc. (NASDAQ: CSTR) today announced financial results for the fourth quarter and full year ended December 31, 2009.

“Surpassing $1 billion in revenue and generating significant cash flow and earnings in 2009 were remarkable accomplishments that reflect the strength of our core Coin and DVD businesses,” said Paul Davis, chief executive officer of Coinstar, Inc. “In 2010, we will continue to engage our consumers and expand our retailer partnerships through innovative initiatives that position us for continued top and bottom line growth.”

Financial highlights for the quarter ended December 31, 2009, included:

• Revenue	$328.0	million
• Adjusted EBITDA from continuing operations (See Appendix A)	$55.5	million
• Income from operations	$20.0	million
• Income from continuing operations	$5.5	million
• Net income attributable to Coinstar, Inc.	$5.5	million
• Diluted earnings per share from continuing operations attributable to Coinstar, Inc.	$0.18
• Diluted earnings per share attributable to Coinstar, Inc.	$0.18

Financial highlights for the full year ended December 31, 2009, included:

• Revenue	$1,144.8	million
• Adjusted EBITDA from continuing operations (See Appendix A)	$203.1	million
• Income from operations	$87.8	million
• Income from continuing operations	$31.4	million
• Net income attributable to Coinstar, Inc.	$55.8	million
• Diluted earnings per share from continuing operations attributable to Coinstar, Inc.	$0.91
• Diluted earnings per share attributable to Coinstar, Inc.	$1.83

Revenue for the fourth quarter of 2009 was $328.0 million, an increase of 43.9% compared with revenue of $227.9 million in the fourth quarter of 2008. The increase is primarily due to the growth in DVD revenue, which was $231.8 million in the fourth quarter of 2009, an increase of 73.2% compared with $133.8 million in the fourth quarter of 2008.

Income from operations for the fourth quarter was $20.0 million, which includes a pre-tax, non-cash charge of approximately $7.4 million related to goodwill impairment in our Money Transfer services business. This resulted in an operating margin of 6.1 percent, compared with income from operations of $21.4 million and an operating margin of 9.4 percent in the fourth quarter of 2008. Operating margin also decreased as a result of higher DVD product costs.

Income from continuing operations for the fourth quarter was $5.5 million, including approximately $4.5 million, net of tax, related to the non-cash goodwill impairment charge, compared with $9.9 million in the fourth quarter of 2008.

Net income attributable to Coinstar, Inc. for the fourth quarter was $5.5 million, or $0.18 per diluted share, including approximately ($0.14) per diluted share related to the non-cash goodwill impairment charge, compared with $4.2 million, or $0.15 per diluted share, in the fourth quarter of 2008.

Revenue for 2009 was $1.1 billion, an increase of 50.3% compared with revenue of $761.7 million in 2008. The increase reflects the growth in DVD revenue, which was $773.5 million in 2009, an increase of 99.1% compared with $388.5 million in 2008. The growth in DVD revenue for the fourth quarter and the full year was driven by the 8,700 DVD kiosks installed during the year, as well as revenue growth at existing machines.

Income from operations for 2009 was $87.8 million, including approximately $7.4 million related to the pre-tax non-cash charge related to goodwill impairment in our Money Transfer services business. This resulted in an operating margin of 7.7 percent, compared with income from operations of $76.4 million and an operating margin of 10.0 percent in 2008. Operating margin for the year also decreased as a result of higher DVD product costs.

Income from continuing operations for the year was $31.4 million, including approximately $4.5 million, net of tax, related to the non-cash goodwill impairment charge, compared with $33.5 million in 2008.

Net income attributable to Coinstar, Inc. for the year was $55.8 million, or $1.83 per diluted share, including approximately ($0.15) per diluted share related to the non-cash goodwill impairment charge, compared with $14.1 million, or $0.50 per diluted share, in 2008. Both 2009 and 2008 include the impact from discontinued operations from the sale of our Entertainment business of $28.0 million, or $0.92 per diluted share, in 2009 and a loss of ($5.0) million, or ($0.17) per diluted share, in 2008.

Other Information

Cash paid for capital expenditures for the fourth quarter ended December 31, 2009 was $48.3 million, compared with $35.0 million in the fourth quarter of 2008, with the increase primarily due to our investment in DVD kiosks during the fourth quarter of 2009.

2010 Full Year Guidance

For 2010, management expects revenue in the range of $1.465 billion to $1.565 billion, EBITDA in the range of $250 million to $265 million and GAAP EPS attributable to Coinstar, Inc. in the range of $1.50 to $1.65 on a fully diluted basis.

Guidance for 2010 includes the impact on revenue and costs related to challenges in securing DVD content, as well as the number and timing of planned kiosk installations.

Conference Call

Coinstar management will host a conference call today at 2:00 p.m. PST (5:00 p.m. EST) to review the results. The conference call will be webcast live on the Investor Relations section of Coinstar’s website at www.coinstar.com, where it will be archived. A recording of the call will be available approximately two hours after the call ends through February 25, 2010, at 1-888-286-8010 or 1-617-801-6888, passcode 12734608.

About Coinstar, Inc.

Coinstar, Inc. (NASDAQ: CSTR) is a leading provider of automated retail solutions offering convenient services that make life easier for consumers and drive incremental traffic and revenue for its retailers. The company’s core automated retail businesses are self-service coin counting and self-service DVD rental. Other Coinstar services include e-payment and money transfer services. The company’s services can be found at more than 95,000 points of presence including supermarkets, drug stores, mass merchants, financial institutions, convenience stores, restaurants, and money transfer agents. For more information, visit www.coinstar.com.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar, Inc.’s anticipated growth and future operating results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, payment of increased service fees to retailers, the inability to receive delivery of DVDs on the date of their initial release to the general public, or shortly thereafter, for home entertainment viewing, the effective management of our DVD inventory, the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

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(Financial Statements Follow)

Contacts:

Media:

Marci Maule

Director of Public Relations

425-943-8277

marci.maule@coinstar.com

Investors:

Rosemary Moothart

Director of Investor Relations

425-943-8140

rosemary.moothart@coinstar.com

Appendix A

(in thousands)

Non-GAAP Measures

Non-GAAP measures may be provided as a complement to results provided in accordance with United States generally accepted accounting principles (“GAAP”). Non-GAAP measures are not a substitute for measures computed in accordance with GAAP. The definition of adjusted EBITDA from continuing operations, a non-GAAP measure, is provided below to allow the reader to reconcile non-GAAP data to that presented in accordance with GAAP. Our non-GAAP measure may be different from the presentation of financial information by other companies.

Adjusted EBITDA from continuing operations, as defined, represents earnings before net interest expense, income taxes, depreciation, amortization and certain other non-cash charges including the write-off from early retirement of debt, goodwill impairment, and stock-based compensation and share-based expenses from continuing operations. We believe adjusted EBITDA from continuing operations is an important non-GAAP measure as it provides useful information to investors regarding our ability to service, incur or pay down indebtedness. In addition, management uses this non-GAAP measure internally to evaluate performance and manage operations. See below for reconciliation of the most comparable GAAP measure, income from continuing operations, to adjusted EBITDA from continuing operations.

	Three-Month Periods Ended December 31,
	2009	2008
Income from continuing operations	$5,478	$9,928
Depreciation, amortization and other	26,965	21,455
Goodwill impairment	7,371	—
Interest expense, net	9,797	5,298
Income taxes	4,100	5,018
Stock-based compensation and share-based expense	1,758	2,523

Adjusted EBITDA from continuing operations	$55,469	$44,222

	Twelve-Month Periods Ended December 31,
	2009	2008
Income from continuing operations	$31,382	$33,501
Depreciation, amortization and other	99,770	69,675
Goodwill impairment	7,371	—
Interest expense, net	34,123	20,308
Income taxes	20,331	18,290
Stock-based compensation and share-based expense	9,081	8,811
Early retirement of debt	1,082	—

Adjusted EBITDA from continuing operations	$203,140	$150,585

Coinstar, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Twelve Month Periods Ended December 31,		Three Month Periods Ended December 31,
	2009	2008	2009	2008
REVENUE	$1,144,791	$761,681	$328,005	$227,864
EXPENSES:
Direct operating	793,444	494,311	234,390	150,079
Marketing	22,757	19,197	6,152	5,251
Research and development	5,312	4,758	1,396	1,180
General and administrative	127,033	94,292	31,771	28,503
Depreciation and other	91,858	61,469	24,994	19,472
Amortization of intangible assets	7,912	8,206	1,971	1,983
Proxy, write-off of acquisition costs, and litigation settlement	1,262	3,084	—	—
Goodwill impairment loss	7,371	—	7,371	—

Income from operations	87,842	76,364	19,960	21,396
OTHER INCOME (EXPENSE):
Foreign currency loss and other, net	(924)	(3,928)	(585)	(1,153)
Interest income	208	1,218	24	155
Interest expense	(34,331)	(21,526)	(9,821)	(5,453)
(Loss) income from equity investments	—	(337)	—	1
Early retirement of debt	(1,082)	—	—	—

Income from continuing operations before income taxes	51,713	51,791	9,578	14,946
Income tax expense	(20,331)	(18,290)	(4,100)	(5,018)

Income from continuing operations	31,382	33,501	5,478	9,928
Income (loss) from discontinued operations, net of tax	28,007	(4,953)	—	(2,061)

Net income	59,389	28,548	5,478	7,867
Less: Net income attributable to non-controlling interests	(3,627)	(14,436)	—	(3,647)

NET INCOME ATTRIBUTABLE TO COINSTAR, INC.	$55,762	$14,112	$5,478	$4,220

BASIC EARNINGS (LOSS) PER SHARE:
Basic earnings per share from continuing operations attributable to Coinstar, Inc.	$0.92	$0.68	$0.18	$0.22
Basic earnings (loss) per share from discontinued operations attributable to Coinstar, Inc.	0.93	(0.18)	—	(0.07)

Basic earnings per share attributable to Coinstar, Inc.	$1.85	$0.50	$0.18	$0.15

DILUTED EARNINGS (LOSS) PER SHARE:
Diluted earnings per share from continuing operations attributable to Coinstar, Inc.	$0.91	$0.67	$0.18	$0.22
Diluted earnings (loss) per share from discontinued operations attributable to Coinstar, Inc.	0.92	(0.17)	—	(0.07)

Diluted earnings per share attributable to Coinstar, Inc.	$1.83	$0.50	$0.18	$0.15

WEIGHTED SHARES OUTSTANDING:
Basic	30,152	28,041	30,979	28,190
Diluted	30,514	28,464	31,288	28,334

Coinstar, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

(unaudited)

	December 31, 2009	December 31, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$61,280	$66,408
Cash in machine or in transit	57,141	34,583
Cash being processed	73,875	91,044
Accounts receivable, net of allowance for doubtful accounts of $4,379 and $3,461 at December 31, 2009 and December 31, 2008, respectively	61,371	51,908
Inventory	104,367	92,247
Deferred income taxes	10,970	6,881
Prepaid expenses and other current assets	20,364	24,715

Total current assets	389,368	367,786
PROPERTY AND EQUIPMENT, NET	400,289	348,949
DEFERRED INCOME TAXES	99,195	4,338
OTHER ASSETS	17,172	11,865
INTANGIBLE ASSETS, NET	30,893	43,385
GOODWILL	284,502	290,391

TOTAL ASSETS	$1,221,419	$1,066,714

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$118,919	$132,194
Accrued payable to retailers and agents	131,103	132,490
Other accrued liabilities	87,913	87,500
Current portion of long-term debt	6,812	11,655
Current portion of capital lease obligations	26,396	20,264

Total current liabilities	371,143	384,103
LONG-TERM DEBT AND OTHER	409,423	295,942
CAPITAL LEASE OBLIGATIONS	26,326	23,509
DEFERRED TAX LIABILITY	17	12,072

TOTAL LIABILITIES	806,909	715,626

EQUITY:
Preferred stock, $0.001 par value—Authorized, 5,000,000 shares; no shares issued and outstanding at December 31, 2009 and December 31, 2008	—	—
Common stock, $0.001 par value—Authorized, 45,000,000 shares; 33,002,865 and 30,181,151 issued and 31,076,784 and 28,255,070 shares outstanding at December 31, 2009 and December 31, 2008, respectively	406,333	369,735
Retained earnings (accumulated deficit)	53,090	(2,672)
Treasury stock	(40,831)	(40,831)
Accumulated other comprehensive loss	(4,082)	(6,204)

Total stockholders’ equity	414,510	320,028

Non-controlling interest	—	31,060

Total equity	414,510	351,088

TOTAL LIABILITIES AND EQUITY	$1,221,419	$1,066,714

Coinstar, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended December 31,
	2009	2008
OPERATING ACTIVITIES:
Net income	$59,389	$28,548
Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Depreciation and other	91,858	61,469
Amortization of intangible assets and deferred financing fees	9,386	8,694
Write-off of acquisition costs	1,262	1,004
Non-cash stock-based compensation for employees	7,671	8,811
Share-based payments for DVD agreement	1,410	—
Deferred income taxes	15,875	12,121
Income from equity investments	—	3,449
(Income) loss from discontinued operations, net of tax	(28,007)	4,953
Goodwill impairment loss	7,371	—
Loss on early retirement of debt	1,082	—
Other	2,514	1,083
Cash (used) provided by changes in operating assets and liabilities from continuing operations, net of effects of business acquisitions	(54,148)	55,480

Net cash provided by operating activities from continuing operations	115,663	185,612
INVESTING ACTIVITIES:
Purchase of property and equipment	(153,470)	(150,819)
Acquisitions, net of cash acquired	(1,229)	(24,829)
Proceeds from sale of fixed assets	315	—

Net cash used by investing activities from continuing operations	(154,384)	(175,648)
FINANCING ACTIVITIES:
Principal payments on capital lease obligations and other debt	(27,278)	(17,056)
Proceeds from capital lease financing	22,020	—
Net borrowings on credit facility	42,500	13,000
Payoff of term loan	(87,500)	—
Convertible debt borrowings, net of underwriting discount and commissions of $6,000	194,000	—
Financing costs associated with revolving line of credit and convertible debt	(3,984)	—
Cash used to purchase remaining non-controlling interests in Redbox	(113,867)	—
Proceeds from exercise of stock options	15,973	8,629

Net cash provided by financing activities from continuing operations	41,864	4,573
Effect of exchange rate changes on cash	1,105	(10,106)

NET INCREASE IN CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED FROM CONTINUING OPERATIONS	4,248	4,431

CASH FLOWS FROM DISCONTINUED OPERATIONS	(3,987)	(8,988)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED	261	(4,557)

CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED:
Beginning of period	192,035	196,592

End of period	$192,296	$192,035